                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                         Date of Report: April 29, 2003


                         THE MCGRAW-HILL COMPANIES, INC.
                         -------------------------------
             (Exact Name of Registrant as specified in its charter)



        New York                         1-1023                 13-1026995
        --------                         ------                 ----------
        (State or other                (Commission           (IRS Employer
        jurisdiction of                 File No.)          Identification No.)
        incorporation or
        organization)



              1221 Avenue of the Americas, New York, New York 10020
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 512-2564
                                 --------------
              (Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure/Disclosure of Results of Operations
        ------------------------------------------------------------
        and Financial Condition (Furnished Pursuant to Item 12 of Form 8-K)
        -------------------------------------------------------------------

     On April 29, 2003 Registrant issued an earnings release (the "Earnings Release") containing a discussion of Registrant's results of operations and financial condition for the quarter ending March 31, 2003.

     In addition to the Registrant's financial results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Earnings
Release contains data that would not be presented in a GAAP statement of earnings. This data consists of the disclosure of the impact of the divestiture of MMS International, which occurred in September 2002, on the 2002 results for the Financial Services segment. This data is presented because the Registrant believes it will assist shareholders and analysts in evaluating the strengths and weaknesses of the Registrant's continuing businesses and will facilitate period-to-period comparisons of the financial performance of the Financial Services business. The reconciliation between this Non-GAAP data and the most comparable GAAP data is set forth in the Earnings Release.

Item 7.  Exhibits
         --------

     (99) Earnings Release of the Registrant, dated April 29, 2003, containing a discussion of Registrant's results of operations and financial condition for the quarter ending March 31, 2003.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                THE McGRAW-HILL COMPANIES, INC.



                                                By:
                                                   -------------/s/-------------
                                                   Kenneth M. Vittor
                                                   Executive Vice President and
                                                   General Counsel



Dated:  April 29, 2003

                               INDEX TO EXHIBITS



Exhibit Number

    (99) Earnings Release of the Registrant, dated April 29, 2003, containing a discussion of Registrant's results of operations and financial condition for the quarter ending March 31, 2003.

                        THE MCGRAW-HILL COMPANIES REPORTS
                33.3% INCREASE IN EPS FROM CONTINUING OPERATIONS
                          FOR THE FIRST QUARTER OF 2003
                  Results Exceed First Call Consensus Forecast


New York, N.Y., April 29, 2003-The McGraw-Hill Companies (NYSE: MHP) today announced first quarter 2003 diluted earnings per share from continuing operations of 20 cents, a 33.3% increase over the 15 cents reported for the same period last year. Including the after-tax results of $57.2 million on the disposition of S&P ComStock in February 2003, diluted earnings per share for the first quarter were 50 cents.

Income from continuing operations in the first quarter grew by 33.5% to $38.2 million. Net income for the first quarter increased $66.2 million to $95.4 million. Revenue for the first quarter rose by 1.9% to $846.5 million.

"A solid performance by Financial Services and excellent cost containment enabled us to overcome a slow start in advertising and the seasonal softness in the education market in the first quarter," said Harold McGraw III, chairman, president and chief executive officer of The McGraw-Hill Companies. "As a result, we also improved our operating margin in the first quarter to 10%.

"Earnings per share from operations exceeded the First Call consensus forecast of 19 cents for the first quarter by one cent.

Financial Services: "Revenue in this segment increased 8.3% to $394.9 million and operating profits climbed by 9.6% to $145.0 million in the first quarter compared to the same period last year. Included in the results for 2002 is the operating performance of MMS International, which was divested in September 2002. On a comparative basis, the absence of MMS International negatively impacted operating revenue by 2.8% and operating profits by 0.5%. Excluding MMS International from 2002 results, continuing operations produced double-digit increases in revenue and operating profits in the first quarter of 2003.

"A robust, global market for structured finance and non-traditional ratings and services as well as a solid gain in public finance helped keep Standard & Poor's moving ahead in the first quarter. Such non-traditional services as bank loan ratings, counterparty credit ratings, ratings evaluations services, financial strength and global infrastructure ratings all showed strong growth in the first quarter.

"New issue dollar volume grew in the United States and European bond markets in the first quarter. In the U.S., new issue dollar volume was up by 11.1%. Corporate issuance decreased by 5.2%. Public finance grew by 21.0%. Asset-backed issuance was up by 21.1%, and mortgage-backed issuance grew 38.8%, according to figures from Securities Data Corporation and Harrison Scott Publications.

"In Europe, new issue dollar volume grew by 39.2%, according to Bondware.

"Adverse market conditions in the financial services industry reduced demand for Standard & Poor's products and services among retail brokers. But Standard & Poor's index services continues to produce solid growth. Trading of derivative contracts based on Standard & Poor's indices increased in the first quarter. Assets under management based on Standard & Poor's indices rose to $60.4 billion at the end of the first quarter, up from $51.5 billion for the comparable quarter last year.

"Valuation services increased as sales of litigation support and other services helped offset a sluggish mergers and acquisition market.

Education: "Revenue for this segment declined by 1.6% in the first quarter to $277.2 million and the operating loss increased by 1.4% to $72.8 million. Revenue for the McGraw-Hill Higher Education, Professional and International Group grew by 2.9% to $149.3 million. For McGraw-Hill School Education Group, revenue declined 6.3% to $127.9 million.

"In a seasonally slow quarter for education, gains in reading and math and early success in the secondary social studies market could not offset soft supplemental sales in the educational dealer, home and school markets. The discontinuation of coloring and activity book product lines in the second half of 2002 also made year-over-year comparisons more difficult for the School Education Group's supplemental operations.

"Technology continues to play a key role in the global growth of higher education products. By combining content with digital solutions for students and instructors, we are improving the value proposition and winning new adoptions in college and university markets both here and abroad.

"Sales of professional titles increased in the first quarter. Growth in scientific, technical, medical, and professional reference works offset the continuing weakness in computer and technology imprints.

"Concern over state deficits continues to create uncertainty about the outlook for educational funding. Kentucky recently responded to the fiscal pressure by postponing this year's elementary math adoption. Some Kentucky school districts still plan to purchase new materials with local funds, but the state's decision to delay the adoption clearly reduces the opportunity this year. The Texas legislature is still debating the appropriate level of funding for the upcoming adoptions. We also know that 30 states have already received $541 million in Reading First grants from the Department of Education. Based on these developments, we expect the K-12 market to grow in 2003.

Information and Media Services: "Revenue for this segment decreased 5.2% to $174.5 million, but operating profits increased 4.3% to $12.5 million in the first quarter.

"Excellent cost controls helped offset weakness in advertising, which was exacerbated by the start of the war with Iraq. At Broadcasting, revenue was virtually flat at $23.4 million.

"For the Business-to-Business Group, which includes BusinessWeek, construction, energy and healthcare products and services, revenue declined by 6.0% to $151.1 million.

"With one more issue in the first quarter this year, BusinessWeek ad pages for the North American edition were up 2.2%, as reported by the Publisher's Information Bureau. But there was softness in international editions.

"Revenue from conferences also declined as major industrial shows held last year in the first quarter were not repeated in 2003.

The outlook: "Geopolitical events unquestionably interrupted the recovery in the advertising market and we expect to see some spillover effect in the second quarter. The K-12 school market still lacks visibility as states assess budgets in light of April tax receipts, but new federal dollars are reaching the market and should help mitigate funding issues. We now anticipate modest growth in the second quarter followed by a pickup in business in the second half. As a result, we fully expect to achieve the 7-to-9% earnings per share growth that we originally forecasted for 2003."

Conference Call Schedule: The Corporation's senior management will review the first quarter 2003 earnings results on a conference call scheduled for this morning, April 29th, at 8:30 AM Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Management Commentary page of the Investor Relations section of the Corporation's website at www.mcgraw-hill.com/investor_relations. To participate by telephone, please dial-in by 8:15 AM Eastern Time and register before the start of the call. Domestic participants may call toll-free (877) 546-1565; international participants may call +1 (630) 395-0062 (long distance charges will apply). The passcode is McGraw-Hill and the conference leader is Harold McGraw III. The conference call will also be webcast. Go to the Corporation's Investor Relations website and click on the 1Q Earnings button. At the next screen, select the Webcast link under Listening Options. You will need Windows Media Player. The prepared remarks and slides will be available for downloading from the Investor Relations website's Management Commentary archive several hours after the end of the call. The Webcast replay will be available until May 6, 2003.

The   forward-looking   statements  in  this  news  release  involve  risks  and
uncertainties and are subject to change based on various important factors, including worldwide economic, financial and political conditions, the health of capital and equity markets, including possible future interest rate changes, the pace of recovery in the economy and in advertising, the level of expenditures in the education market, the successful marketing of competitive products and the effect of competitive products and pricing.

About the McGraw-Hill Companies: Founded in 1888, The McGraw-Hill Companies is a global information services provider meeting worldwide needs in the financial services, education and business information markets through leading brands such as Standard & Poor's, BusinessWeek and McGraw-Hill Education. The Corporation has more than 320 offices in 34 countries. Sales in 2002 were $4.8 billion. Additional information is available at http://www.mcgraw-hill.com.

                            The McGraw-Hill Companies
                              Statements of Income
                      Periods ended March 31, 2003 and 2002

                                 (in thousands, except per share data)

(unaudited)                                  Three Months
                                   ------------------------------

                                     2003       2002     % Change
                                   --------   --------   --------

Operating revenue                  $846,543   $830,543      1.9

Expenses, net                       783,216    778,340      0.6
                                   --------   --------
Income from operations               63,327     52,203     21.3

Interest expense                      2,679      6,422    (58.3)
                                   --------   --------
Income from continuing operations
   before taxes on income            60,648     45,781     32.5

Provision for taxes on income        22,439     17,168     30.7
                                   --------   --------
Income from continuing operations  $ 38,209   $ 28,613     33.5
                                   --------   --------
Discontinued operations:

Earnings from operations of
   discontinued component          $ 87,490   $    942      N/M

Income tax expense                 $ 30,304   $    353      N/M
                                   --------   --------
Earnings from discontinued
   operations                      $ 57,186   $    589      N/M

Net income                         $ 95,395   $ 29,202      N/M
                                   ========   ========
Earnings per common share:

Basic earnings per share
Income from continuing operations  $   0.20   $   0.15     33.3
                                   ========   ========
Net income                         $   0.50   $   0.15      N/M
                                   ========   ========
Diluted earnings per share
Income from continuing operations  $   0.20   $   0.15     33.3
                                   ========   ========
Net income                         $   0.50   $   0.15      N/M
                                   ========   ========
Dividend per common share:         $  0.270   $  0.255      5.9
                                   --------   --------

Average number of common shares outstanding:

  Basic                             190,933    192,889
  Diluted                           191,982    194,967

N/M - not meaningful

                                   Exhibit 1

                            The McGraw-Hill Companies
                          Operating Results by Segment
                      Periods ended March 31, 2003 and 2002


(unaudited)                               (dollars in thousands)

                                                Revenue
                                   -------------------------------
                                                         % Favorable
Three Months                         2003      2002     (Unfavorable)
------------                       ------      ----     -------------

McGraw-Hill Education              $277,159   $281,621     (1.6)

Financial Services                  394,895    364,769      8.3

Information and Media Services      174,489    184,153     (5.2)
                                   --------   --------    -----
Total operating segments            846,543    830,543      1.9

General corporate expense                 -          -        -

Interest expense                          -          -        -
                                   --------   --------    -----
Total company                      $846,543   $830,543      1.9
                                   ========   ========    =====

                            The McGraw-Hill Companies
                          Operating Results by Segment
                     Periods ended March 31, 2003 and 2002

(unaudited)                                (dollars in thousands)

                                              Operating Profit
                                   ----------------------------------
                                                         % Favorable
Three Months                         2003      2002      (Unfavorable)
------------                       ------      ----     -------------

McGraw-Hill Education              $(72,805)  $(71,810)    (1.4)

Financial Services                  144,991    132,312      9.6

Information and Media Services       12,476     11,962      4.3
                                   --------   --------    -----
Total operating segments             84,662     72,464     16.8

General corporate expense           (21,335)   (20,261)    (5.3)

Interest expense                     (2,679)    (6,422)    58.3
                                   --------   --------    -----
Total company                      $ 60,648*  $ 45,781*    32.5
                                   ========   ========    =====

*Income from continuing operations before taxes on income


                                        Exhibit 2